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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          ANNTAYLOR STORES CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           DELAWARE                                   13-3499319
  -----------------------                -----------------------------------
  (State of incorporation)               (I.R.S. Employer Identification No.)



                              142 West 57th Street
                            New York, New York 10019
                    ----------------------------------------
                    (Address of principal executive offices)


                          ANNTAYLOR STORES CORPORATION
               2000 STOCK OPTION AND RESTRICTED STOCK AWARD PLAN
               -------------------------------------------------
                            (Full title of the plan)


                         Jocelyn F.L. Barandiaran, Esq.
                          AnnTaylor Stores Corporation
                              142 West 57th Street
                            New York, New York 10019
                                  (212) 541-3300
                  ---------------------------------------------
                 (Name, address and telephone number, including
                        area code, of agent for service)

 All or part of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended


                         CALCULATION OF REGISTRATION FEE

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                                        Proposed       Proposed
                                        Maximum        Maximum
                                        Offering       Aggregate      Amount of
Title of Securities    Amount to        Price Per      Offering       Registra-
to be Registered       be Registered    Share(1)(2)    Price(1)(2)    tion Fee
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Common Stock,
par value           1,000,000 shares(3)  $25.75      $25,750,000      $6,798
$0.0068 per share
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(1)Estimated  pursuant  to  paragraphs  (c)  and  (h)  of  Rule  457  under  the
   Securities Act of 1933, on the basis of the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on May 26, 2000, within five business days prior to filing

(2)Estimated solely for the purpose of calculating the registration fee.

(3)Plus any additional shares issuable as a result of the anti dilution provisions of the Plan.

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                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(1) AnnTaylor Stores Corporation's (the "Registrant") Annual Report on Form 10-K for the fiscal year ended January 29, 2000;

(2) The Registrant's Proxy Statement, dated April 18, 2000, relating to the Registrant's 2000 Annual Meeting of Stockholders; and

(3) The description of the Common Stock, par value $0.0068 per share, of the Registrant (the "Common Stock"), set forth in the Registrant's Registration Statement on Form 8-A, dated May 15, 1991, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

            Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

            The legality of the shares of Common Stock offered pursuant to this Registration Statement will be passed upon by Jocelyn F.L. Barandiaran, Senior Vice President, General Counsel and Secretary of the Registrant. Ms. Barandiaran has been granted options to purchase 36,235 shares of Common Stock under the Registrant's Amended and Restated 1992 Stock Option and Restricted Stock and Unit Award Plan, as amended.

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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The General Corporation Law of the State of Delaware and the Restated Certificate of Incorporation of the Registrant, as amended through the date hereof, limit the liability of and provide indemnification for directors and officers of the Registrant. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 8.  EXHIBITS

            The following documents are being filed herewith or incorporated herein by reference as exhibits to this Registration Statement:

   Exhibit No.    Description
---------------   -------------------------------------------------------------
     5.1          Opinion of Jocelyn F.L. Barandiaran,  Esq., Senior Vice
                  President, General Counsel and Secretary of the Registrant, with respect to the legality of shares of Common Stock issued pursuant to the 2000 Stock Option and Restricted Stock Award
                  Plan.

    23.1          Consent of Jocelyn F.L. Barandiaran, Esq. (included in Exhibit
                  5.1).

    23.2          Consent of Deloitte & Touche LLP

      24          Power of Attorney (see signature page).


ITEM 9.  UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to  directors,  officers  and  controlling  persons of the
     Registrant  pursuant  to  the  foregoing  provisions,   or  otherwise,  the
     Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act
     and  is,  therefore,   unenforceable.   In  the  event  that  a  claim  for
     indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of May, 2000.

                                    ANNTAYLOR STORES CORPORATION


                                    By: /s/ J. Patrick Spainhour
                                        ---------------------------------------
                                            J. Patrick Spainhour
                                           Chairman and Chief Executive Officer


            KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JOCELYN F.L. BARANDIARAN AND J. PATRICK SPAINHOUR, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND REVOCATION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR ANY OF THEM, OR THEIR, HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

            PURSUANT  TO  THE   REQUIREMENTS   OF  THE   SECURITIES   ACT,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES INDICATED ON MAY 30, 2000.


         Signature                     Title
         ---------                     -----


/s/J. Patrick Spainhour       Chairman and Chief Executive     May 30, 2000
-------------------------         Officer and Director
   J. Patrick Spainhour


/s/Patricia DeRosa            President and Chief Operating    May 30, 2000
-------------------------         Officer and Director
        Patricia DeRosa


/s/Barry Erdos                 Executive Vice President -      May 30, 2000
-------------------------         Chief Financial Officer
   Barry Erdos                      and Treasurer


/s/James M. Smith              Vice President and Controller   May 30, 2000
-------------------------       Principal Accounting Officer
   James M. Smith


/s/Gerald S. Armstrong         Director                        May 30, 2000
------------------------
   Gerald S. Armstrong



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/s/James J. Burke, Jr.         Director                        May 30, 2000
------------------------
   James J. Burke, Jr.


/s/Wesley E. Cantrell          Director                        May 30, 2000
------------------------
   Wesley E. Cantrell


/s/Robert C. Grayson           Director                        May 30, 2000
------------------------
   Robert C. Grayson


/s/Ronald W. Hovsepian         Director                        May 30, 2000
------------------------
   Ronald W. Hovsepian


/s/Rochelle B. Lazarus         Director                        May 30, 2000
------------------------
   Rochelle B. Lazarus


/s/Hanne M. Merriman           Director                        May 30, 2000
------------------------
   Hanne M. Merriman


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                                LIST OF EXHIBITS

Exhibit No.   Description of Exhibit
-----------   ----------------------

  5.1 Opinion of Jocelyn F.L. Barandiaran, Esq., Senior Vice President, General Counsel and Secretary of the Registrant.

 23.1         Consent of Jocelyn F.L. Barandiaran, Esq.(included in Exhibit 5.1)

 23.2         Consent of Deloitte & Touche LLP

   24         Power of Attorney (see signature page).